As filed with the Securities and Exchange Commission on June 11, 2014

Registration No. 333-189668

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

THE FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HOME BANCORP WISCONSIN, INC.

HOME SAVING BANK 401(K) PLAN

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	46-3383278
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3762 East Washington Avenue

Madison, Wisconsin 53704

(608) 282-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. James R. Bradley, Jr.

President and Chief Executive Officer

3762 East Washington Avenue

Madison, Wisconsin 53704

(608) 282-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq.

Michael J. Brown, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to deregister 264,610 shares of the $0.01 par value common stock (the “Common Stock”) of Home Bancorp Wisconsin, Inc. (the “Company”), heretofore registered and offered by the Company pursuant to the terms of the Prospectus dated February 11, 2014, that is part of the Company’s Registration Statement on Form S-1 (Registration No. 333-189668). The remaining 899,190 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Madison, State of Wisconsin on June 11, 2014.

HOME BANCORP WISCONSIN, INC.

By:	/s/ James R. Bradley, Jr.
James R. Bradley, Jr. President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James R. Bradley, Jr. James R. Bradley, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2014

* Mark A. Fritz	Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	June 11, 2014

* George E. Austin	Director	June 11, 2014

* Mark P. Finster	Director	June 11, 2014

* Lynn K. Hobbie	Director	June 11, 2014

* Richard M. Lynch	Director	June 11, 2014

* By /s/James R. Bradley, Jr., Attorney-in-Fact